CONSENT OF INDEPENDENT AUDITORS'
                        --------------------------------


We hereby consent to the use of our audit report dated September 15, 1999 in this Form SB-2A of Lakota Technologies, Inc. for the year ended December 31, 1998, which is part of this Form SB-2A and all references to our firm included in this Form SB-2A.


/s/  Jones,  Jensen  &  Company

Jones,  Jensen  &  Company
Salt  Lake  City,  Utah
December  6,  1999